UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014

ONCOTHYREON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Merck KGaA, Darmstadt, Germany, has informed Oncothyreon Inc. (“Oncothyreon”) that a randomized Phase 1/2 study, EMR 63325-009, of tecemotide compared to placebo in Japanese patients with Stage III non-small cell lung cancer did not meet its primary endpoint of an improvement in overall survival, and no treatment effect was seen in any of the secondary endpoints (progression free survival, time to progression or time to failure). A preliminary analysis of adverse events has not identified a clinically meaningful difference between study groups. The study was not powered to show statistical significance between the two arms. The study enrolled 178 patients in Japan, of which 94% had received concurrent chemoradiotherapy. Merck KGaA has advised Oncothyreon that it will recommend that the investigational treatment in the study be discontinued and that no recruitment of Japanese patients into the Phase 3 program of tecemotide will take place. Merck KGaA has further informed Oncothyreon that it will review the implications of these results for the ongoing tecemotide program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Robert L. Kirkman
Robert L. Kirkman
President & Chief Executive Officer

Date: August 18, 2014

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